Exhibit 99.1

For Immediate Release, Page 1 of 3

Cboe Global Markets to Present on its Growth Strategy and Outlook at Investor Day Meeting Today

•	To Increase Medium-Term Organic Total Net Revenue Growth Target to 5% - 7% from 4% - 6%¹ Annually
•	To Announce Medium-Term Organic Data and Access Solutions Revenue Growth Target of 7% - 10%¹ Annually
•	To Forecast Continued Strong Cash Flow Generation with Balance Between Growth Investments and Capital Returns
•	Will Detail the Emerging Opportunities and Potential Initiatives in the Digital Asset Marketplace

CHICAGO – November 16, 2021 – Cboe Global Markets, Inc. (Cboe: CBOE), a leading provider of global market infrastructure and tradable products, will present its strategy and path to achieving new medium-term financial targets today at its 2021 Investor Day. The company believes that by expanding its global presence to the highest value markets, increasing access to its differentiated products and solutions and accelerating its growth with recurring non-transaction revenue, Cboe is positioned to drive long-term shareholder value.

During the event, Ed Tilly, Chairman, President and Chief Executive Officer, and other members of Cboe’s senior leadership team will present on the company’s differentiated platform and diverse opportunity set. Executives will cover topics including Cboe’s competitive advantages and investment strategy, which have positioned the company to become one of the world’s largest global derivatives and securities networks.

“We plan to leverage our global scale, customer-led product and market innovation and superior technology across our ecosystem to drive revenue growth and create value,” said Ed Tilly, Cboe Global Markets Chairman, President and Chief Executive Officer. “We have leading positions in many of our businesses, and we’re investing in areas where we can gain share and enhance our value proposition. Our unique model allows us to move into attractive and expanding addressable markets across our businesses, and we couldn’t be more excited about the opportunity set in front of us today.”

The company’s financial targets, to be discussed in greater detail today, are designed for the medium-term, defined as 3 to 5 years. Those targets are as follows:

●	Medium-term organic total net revenue growth of 5% to 7%¹ annually
●	Medium-term organic Data and Access Solutions net revenue growth of 7% to 10%¹ annually
●	Cboe is introducing a Return on Invested Capital (ROIC) target of greater than or equal to 10%¹ over a 3 to 5-year time frame

“The strong track record of free cash flow generated by our businesses has allowed for continued strategic investment to expand our global reach and product offerings," said Brian Schell, Cboe Global Markets Executive Vice President, Chief Financial Officer and Treasurer. “We have a disciplined investment approach that has delivered long-term profitable growth, underpinned by our targeted return on invested capital threshold of equal to or greater than 10%.  We believe that our continued investment in the business, both organic and inorganic, will allow us to effectively deliver on our key strategic growth initiatives while enhancing shareholder value.”

For Immediate Release, Page 2 of 3

The investor day will begin at 8:30 a.m. CT. Attendance in person is by invitation only. Registration for the live webcast and slide presentation can be found here and on Cboe's Investor Relations website at ir.cboe.com. A copy of the slide presentation will be made available prior to the event and an audio replay of the presentation will be available shortly after the event on the company’s investor relations website at ir.cboe.com, under Events and Presentations.

¹Specific quantifications of the amounts that would be required to reconcile the company’s organic growth guidance and return on invested capital (ROIC) target, are not available. The company believes that there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to acquisition-related revenues that would be required to reconcile to GAAP revenues less costs of revenues, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The company believes that providing estimates of the amounts that would be required to reconcile the range of the company’s organic growth and ROIC would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

About Cboe Global Markets, Inc.

Cboe Global Markets (Cboe: CBOE), a leading provider of market infrastructure and tradable products, delivers cutting-edge trading, clearing and investment solutions to market participants around the world. The company is committed to operating a trusted, inclusive global marketplace, providing leading products, technology and data solutions that enable participants to define a sustainable financial future. Cboe provides trading solutions and products in multiple asset classes, including equities, derivatives and FX, across North America, Europe and Asia Pacific. To learn more, visit www.cboe.com.

Cboe Media Contact		Cboe Analyst Contact
Angela Tu	Tim Cave	Kenneth Hill, CFA
+1-646-856-8734	++44 (0) 7593-506-719	+1-312-786-7559
atu@cboe.com	tcave@cboe.com	khill@cboe.com

CBOE-C

Cboe® and Cboe Global Markets® are registered trademarks of Cboe Global Markets, Inc. All other trademarks and service marks are the property of their respective owners.

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For Immediate Release, Page 3 of 3

Some factors that could cause actual results to differ include: the impact of the novel coronavirus (“COVID-19”) pandemic, including changes to trading behavior broadly in the market; the loss of our right to exclusively list and trade certain index options and futures products; economic, political and market conditions; compliance with legal and regulatory obligations; price competition and consolidation in our industry; decreases in trading and clearing volumes, market data fees or a shift in the mix of products traded on our exchanges; legislative or regulatory changes or changes in tax regimes; our ability to protect our systems and communication networks from security risks, cybersecurity risks, insider threats and unauthorized disclosure of confidential information; increasing competition by foreign and domestic entities; our dependence on and exposure to risk from third parties; fluctuations to currency exchange rates; factors that impact the quality and integrity of our indices; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to attract and retain skilled management and other personnel; our ability to minimize the risks, including our credit and default risks, associated with operating a European clearinghouse; our ability to accommodate trading and clearing volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; misconduct by those who use our markets or our products or for whom we clear transactions; challenges to our use of open source software code; our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status; our ability to maintain BIDS Trading as an independently managed and operated trading venue, separate from and not integrated with our registered national securities exchanges; damage to our reputation; the ability of our compliance and risk management methods to effectively monitor and manage our risks; our ability to manage our growth and strategic acquisitions or alliances effectively; our ability to complete acquisitions and develop new products on the timeframes expected by our management; restrictions imposed by our debt obligations and our ability to make payments on or refinance our debt obligations; our ability to maintain an investment grade credit rating; impairment of our goodwill, long-lived assets, investments or intangible assets; and the accuracy of our estimates and expectations. More detailed information about factors that may affect our actual results to differ may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings made from time to time with the SEC.

We do not undertake, and we expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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